Deloitte.
德勤

德勤华永会计师事务所有限公司
中国上海市延安东路222号
外滩中心30楼
邮政编码：200002

电话：+86 21 6141 8888
传真：+86 21 6335 0003
www.deloitte.com/cn

Deloitte Touche Tohmatsu CPA Ltd.
30/F Bund Center
222 Yan An Road East
Shanghai 200002, PRC

Tel : +86 21 6141 8888
Fax: +86 21 6335 0003
www.deloitte.com/cn

April 16, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.02 of GC China Turbine Corp. Form 8-K dated April 16, 2012, and have the following comments:

1. We agree with the statements made in paragraphs 1 and 2.
2. We have no basis on which to agree or disagree with the statements made in paragraph 3.

Yours sincerely,

Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.